Exhibit 107
Calculation of Filing Fee

FORM S-3
(Form Type)

Adams Resources & Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit Per Share(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Equity	Common Stock, $0.10 par value per share	Rule 457(o)	(2)	(2)	$5,465,844	0.00014760	$806.76
Carry Forward Securities
Equity	Common Stock, $0.10 par value per share	Rule 415(a)(6)			$54,534,156(3)	0.0001091		S-3	333- 251643	January 12, 2021	$5,949.68

Total Offering Amounts					$60,000,000		$806.76
Total Fees Previously Paid							––
Total Fee Offsets							––
Net Fee Due							$806.76

(1)This Registration Statement on Form S-3 relates to shares of common stock, $0.10 per value per share (“Common Stock”) of Adams Resources & Energy, Inc. (the “Registrant”) that may be sold from time to time at indeterminate prices. The aggregate maximum offering price of all securities issued pursuant to this Registration Statement shall not exceed $60,000,000. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)Omitted pursuant to Instruction 2(A)(ii)(b) to Item 16 of Form S-3.
(3)Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this Registration Statement $54,534,156 of unsold securities (the “Unsold Securities”) previously registered under the Registrant’s prior registration statement on Form S-3 (File No. 333-251643) filed on December 23, 2020 (the “Prior Registration Statement”). The registration fee of $5,949.68 relating to the Unsold Securities, which the Registrant previously paid, will continue to be applied to those Unsold Securities pursuant to Rule 415(a)(6), and the offering of such Unsold Securities under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement. In addition to Unsold Securities being carried forward from the Prior Registration Statement, the Registrant is also registering hereby the offer and sale of an additional $5,465,844 of new securities for which the Registrant is paying a registration fee of $806.76.